Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Molycorp, Inc. (the “Company”) for the three months ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Constantine E. Karayannopoulos, as President and Chief Executive Officer of the Company, and Michael F. Doolan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, to the best of his knowledge and belief, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ CONSTANTINE E. KARAYANNOPOULOS
Constantine E. Karayannopoulos President and Chief Executive Officer (Principal Executive Officer)
November 8, 2013

/s/ MICHAEL F. DOOLAN
Michael F. Doolan Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
November 8, 2013